
<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from Indiana
Gas Company, Inc.'s consolidating financial statements as of December 31, 1998, and for the twelve months then ended and is qualified in its entirety by reference to such statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          SEP-30-1999
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               DEC-31-1998
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                                 680,732
<TOTAL-OPERATING-REVENUES>                     420,459
<NET-INCOME>                                    26,825


